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American Express 2019 Investor Presentation April 2019

2018 Performance Year Highlights

Our 2018 results reflect strong performance from our focus on, and investment in, our four strategic imperatives

Expand leadership in the premium consumer space	Build on our strong position in commercial payments	Strengthen our global, integrated network to provide unique value	Make American Express an essential part of our customers' digital lives

2018 Business Performance

- Added 12 million new Card Members
- Grew worldwide spending on our cards by 9%
- Increased Card Member loans by 12%
- Added more than 1.5 million new merchant locations in the U.S. for the second straight year and posted double-digit growth in our international merchant locations
- Continued to control our operating expenses – operating expense growth flat year-over-year
- TSR outpaced both the S&P Financials and compensation peer median

2018 Financial Performance

TOTAL REVENUE

$40.3B

⬆ 9%/10%[1] Reported/FX-adjusted growth

WORLDWIDE BILLED BUSINESS GROWTH

$1.2T

⬆ 9%

EPS

$7.91/$7.33[2] Reported/Adjusted

⬆ 24%[2] Adjusted growth

ROE

33.5%

CAPITAL RETURN TO STOCKHOLDERS

$2.9B

[1] Total revenues net of interest expense on an FX-adjusted basis is a non-GAAP measure. FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the year ended December 31, 2018 apply to the period(s) against which such results are being compared). Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

[2] The reported growth rate for diluted EPS was greater than 100% and therefore not meaningful. Adjusted diluted EPS and the related growth rates, excluding the impacts of certain discrete tax benefits in the fourth quarter of 2018 and, for the growth rates, the impacts of the Tax Act in the fourth quarter of 2017, are non-GAAP measures. Management believes adjusted diluted EPS is useful in evaluating the ongoing operating performance of the Company. See Appendix A for a reconciliation to diluted EPS on a GAAP basis.

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World Class Board with Deep Expertise and Independence *3 new independent directors added since 2016 STEPHEN SQUERI Chairman and CEO, American Express (2018) DANIEL VASELLA Honorary Chairman and Former Chairman and CEO, Novartis AG (2012) CHARLENE BARSHEFSKY Senior International Partner, WilmerHale (2001) PETER CHERNIN Founder and CEO, Chernin Entertainment (2006) MICHAEL LEAVITT Founder and Chairman, Leavitt Partners (2015) JOHN BRENNAN* Chairman Emeritus and Senior Advisor, Vanguard (2017) CHRISTOPHER YOUNG* CEO, McAfee (2018) RALPH DE LA VEGA* Former Vice Chairman, AT&T Inc. (2016) ANNE LAUVERGEON Chairman and CEO, A.L.P. (2013) THEODORE LEONSIS Chairman and CEO, Monumental Sports & Entertainment (2010) RONALD WILLIAMS Lead Independent Director Former Chairman and CEO, Aetna (2007) BOARD LEADERSHIP 3

Diverse Board GENDER 2 female ETHNICITY 3 minorities GEOGRAPHIC LOCATION 2 reside outside U.S. DIRECTOR INDEPENDENCE 10 independent Diversity of Viewpoints Core Business, Operations and Management Expertise Senior Management and Leadership Skills Technology and Cybersecurity Experience Government, Legal and Public Policy Experience Financial, Investment and M&A Experience Public Company Governance Experience Risk and Audit Oversight Experience Brand and Marketing Expertise Global Business Experience Financial Literacy Skilled and Diverse Board Provides Effective Oversight *As of March 2019; reflects non - management directors Balanced Tenures* YEARS 1 - 3 7.0 YEARS 4 - 6 AVERAGE AGE 7 - 10 63.7 YEARS >10 4

Responsiveness to 2018 Say on Pay Vote What we heard What we did Support for formulaic AIA, but some shareholders noted complexity due to use of multiple scorecards x Simplified AIA design such that executives’ annual incentives are now based on a single Company scorecard Support for ROE as a Performance Share metric, but preference for relative performance comparison and use of TSR to further align management and shareholders’ interests x Redesigned Performance Shares to include relative ROE comparison along with a relative TSR modifier that provides target payout when ROE outperforms peers’ ROE Portfolio Grant program is cash - based, complex and not fully formulaic x Eliminated Portfolio Grant program beginning in 2019 and transitioned target award values to 100% equity with three - year vesting tied to stock performance Disclose goals under incentive plans at the start of each performance cycle x Enhanced disclosure of goal setting process and disclosure of goals at the end of each performance cycle Interest in Human Capital Management metrics under incentive plan x Enhanced disclosure of Human Capital metrics under incentive plan Concerns with outgoing CEO office support x Similar office support will not be provided to future retiring CEOs Interest in process to evaluate Gender Pay Equity x Published results of an independent third - party review of our pay practices on our website Following our 2018 annual meeting, we engaged with shareholders representing approximately half of our outstanding shares, and have made several changes in response to the 2018 vote and feedback received during our outreach These changes build on several years of evolution in our compensation programs, driven by our ongoing robust shareholder outreach 5

Compensation Program Supports Strategic Goals Element Performance Measures Key Features and Developments Base Salary • Corresponds to experience and job scope Annual Incentive Award • Shareholder (55%) • Customer (15%) • Colleague (15%) • Strategic Imperatives (15%) x Aggressive financial and business growth goals including EPS, revenue, ROE, Net Promoter Score and Merchant Coverage, along with key diversity and inclusion metrics • New: Performance now measured against single company scorecard for all executives to promote enterprise thinking Long - Term Incentive Performance Shares (80% of LTIA) • 3 - year average ROE as compared to performance peers • Relative TSR as compared to performance peers x Goals are rigorous yet achievable through sustained long - term performance • New: Simplified structure by eliminating Portfolio Grant program and transitioning target award values to 100% equity with three - year vesting • New: Redesigned Performance shares to include relative ROE comparison and TSR modifier Stock Options (20% of LTIA) • Vest 3 years after grant, with 10 - year term CEO Target Total Direct Compensation Mix 92% Total Performance - Based Compensation 8% 25% 54% 13% Base Salary Annual Incentive Award Performance Shares Stock Options Programs support the right balance of short - and long - tem incentives, as well as control/compliance goals 6

Redesigned Long-Term Incentive Award

Our redesigned long-term incentive award program, informed by shareholder feedback, is intended to be formulaic and link compensation to the achievement of long-term objectives and shareholder interests

2018 LTIA Elements

- Cash-based Portfolio Grant (PG)
- Performance RSUs
- Stock Options

2019 LTIA Elements

Eliminates cash-based PG and transitions target award values to 100% equity tied to Company and stock performance to strengthen alignment with shareholder interests

- **Performance shares** (80%)
- Stock Options (20%)

Performance Share program measures both operational and shareholder-based results:

✓ Performance shares payout is tied to 3-year ROE and TSR performance against a relevant peer set, with a 3-year vesting period

✓ Requires top-quartile ROE performance to be earned at target

- Below-25th percentile ROE results in no payout

AXP Relative ROE Rank	Payout %
≥ 90th	120%
75th	100%
50th	80%
25th	50%
<25th	0%

✓ Above-target payouts are contingent on TSR performance being in the top third of our peer group

AXP TSR Positioning	Adjust Payout
67th Percentile or better of Performance Peer Group	No
< 67th Percentile of Performance Peer Group	Cap at 100%

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Corporate Governance Highlights Shareholder Rights x Shareholders representing >25% of outstanding shares are able to call special meetings x Proxy access rights x Annual election of directors x Majority voting for directors Board Structure, Independence and Oversight x Strong Lead Independent Director with explicit duties and responsibilities x All directors are independent except Chairman x Diverse and highly skilled Board that provides a range of viewpoints x Board oversees the Company’s annual business plan and corporate strategy, succession planning, and risk management x Board monitors the Company’s culture, Code of Conduct and Values x Risk - aware culture overseen by a separate Risk Committee of the Board Sound Corporate Governance Practices x Responsive, active and ongoing shareholder engagement x Regular Board and committee refreshment with a range of tenures x Mandatory retirement age policy for all directors x Annual Board and committee performance evaluations x Comprehensive clawback policy for senior executives x Significant share ownership requirements for senior executives and directors x Strong commitment to Corporate Social Responsibility x Robust director Code of Conduct x Director orientation and continuing education programs Our corporate governance principles are aligned with leading market practices and reflect feedback we’ve received from our shareholders 8

2018 Corporate Social Responsibility Highlights

CSR Governance Structure

- Our **executive management** holds the ultimate responsibility for our CSR progress and success; these leaders review and evaluate ESG key performance indicators and long-term goals within their business units
- At the Board level, the **Public Responsibility Committee** reviews our CSR program, monitors progress against our goals, and provides guidance on our efforts

Delivering for Our Customers And Partners

We leverage our integrated payments model to better serve our customers, merchants and partners.

- ✓ Customer satisfaction with our service has increased 20% since 2011 based on Card Member feedback
- ✓ Over $93M donated from 2010 to 2018 by U.S. Card Members through our Members Give℠ program to benefit charitable causes

Caring For Our Communities

We aim to make a difference by strengthening the communities in which we work and live.

- ✓ $42M in charitable giving globally, including grants provided by the Company, The American Express Foundation, our Center for Community Development, and gift matching programs
- ✓ Our grants supported 70 nonprofits that engaged 7 million volunteers in about 30 million hours of service

Promoting Responsible Business Practices

We hold ourselves to the highest standards of integrity.

- ✓ AmEx hotline provides a channel in over 200 languages for colleagues, contractors, vendors, and suppliers to raise ethical or compliance concerns
- ✓ Each colleague is personally accountable for fulfilling our company's mission and receives Global Regulatory Learning Enterprise Essential Training

Managing Our Operations Responsibly

We recognize our responsibility to help preserve natural resources for future generations and support ethical business practices around the globe.

- ✓ 50% carbon emissions reduction for scope 1 and 2 emissions in 2017 compared to 2011
- ✓ 100% of paper used in our U.S. direct marketing was certified from sustainably managed forests

Serving Our Colleagues

We aim to inspire a culture where differences are embraced and colleagues are enabled to reach their full potential.

- ✓ Named to Bloomberg's Financial Services Gender-Equality Index, based on our efforts to create a work environment that supports gender equality
- ✓ 86 percent of colleagues participated in either a personal or professional development experience through trainings we offer

See our 2017-2018 Corporate Social Responsibility Report for further information

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Serving our Colleagues *All other factors being equal (i.e., role, skills, competencies, and performance). We have a robust program in place to assess and manage human capital priorities, which we define as talent - related opportunities linked to business outcomes □ We have developed a Global Diversity & Inclusion strategy informed by our business needs, marketplace data, external research, internal metrics, and insights from our workforce □ Our Human Capital Scorecard guides us in reporting across talent retention and diversity & inclusion efforts □ To further incentivize management focus, diversity and inclusion are included as metrics in our annual incentive program □ Information about our pay equity and recent study results is available internally to American Express employees and externally on our corporate website Our Priorities □ Talent attraction and retention □ Diversity, inclusion and opportunity Our Practices Spotlight on Pay Equity Our Pay Equity Guiding Principles reflect our commitment to ensuring that our pay and reward structure is equitable and free of bias PAY FOR ROLE We set pay guidelines for roles, independent of the people who perform them PAY FOR PERFORMANCE We compensate our employees based on performance and other business related criteria without regard to gender or any other unlawful factor PAY PARITY We compensate employees doing the same job equitably* and free of any unlawful bias PAY GOVERNANCE We hold ourselves fully accountable to uphold a high standard on pay equity x An independent third - party review, conducted in 2018, of our pay programs found that we pay colleagues fairly regardless of gender x In the few instances where the review found inconsistencies, adjustments were made 10

We value your support at our 2019 Annual Meeting Proposal Board Recommendation Election of all director nominees FOR all Ratification of Appointment of Independent Registered Public Accounting Firm FOR Advisory Resolution to Approve Executive Compensation (Say on Pay) FOR Shareholder Proposal: Action by Written Consent AGAINST Shareholder Proposal: Deducting Stock Buyback Impact from Executive Pay AGAINST Shareholder Proposal: Gender Pay Equity AGAINST 11

Appendix A: Information Regarding Non - GAAP Financial Measures *Assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars ( e.g ., assumes 2018 foreign exchange rates apply to 2017 results). **Reflects the impact of changes in the tax method of accounting for certain expenses. # Denotes a variance of more than 100% . 12 Revenue Net of Interest Expense – Reported & Fx - Adjusted* ($ in billions) FY’17 FY’18 GAAP Revenues Net of Interest Expense $36.9 $40.3 Fx - Adjusted Revenues Net of Interest* $36.8 YoY% Inc/(Dec) in GAAP Revenues Net of Interest 9% YoY% Inc /(Dec) in Fx - Adjusted Revenues Net of Interest* 10% Diluted Earnings per Share Growth ($ share amounts) FY’17 FY’18 Diluted EPS – GAAP $7.91 $2.99 # Resolution of certain prior years’ tax audits (0.18) Adjustment to Tax Act provisional charge (0.09) Certain other discrete tax impacts** (0.31) Tax Act provisional charge 2.90 Q4 Discrete Tax Items ($0.58) $2.90 Diluted EPS – Adjusted $7.33 $5.89 24% Inc / (Dec)

Appendix B: American Express Business Model



Diverse Customer Base
Global Footprint
End-to-End, Integrated Payments Platform
CARD MEMBERS
AMERICAN EXPRESS
BUY
MERCHANTS
Revenue Mix
Operating Leverage
World Class Brand & Service



Diverse Customer Base
Global Network Services 15%
Global Consumer, 44%
Global Commercial, 41%
% of Billings, FY'18



Global Footprint
LACC, 6%
JAPA, 17%
EMEA, 11%
US, 66%
% of Billings, FY'18



Revenue Mix
Net Interest Income, 19%
Spending + Fees, 81%
% of Revenue, FY'18



Operating Leverage - Indexed to 2010
Billings
Adjusted OpEx*
66%
6%
2010
2018

* The growth rate of adjusted total operating expenses, a non-GAAP measure, excludes Visa/MasterCard litigation settlement proceeds, restructuring charges, Business Travel operating expenses, Q2'14 Business Travel JV gain and transaction-related costs, Q2'14 AXP Foundation contribution, Q4'15 Prepaid Services Business charge, Q2'16 gain on sale of Costco portfolio, Q3'17 charges related to US Loyalty and US Prepaid Services Businesses and Q4'17 Profit Sharing and CRA Tax Impairment from total operating expenses. See Appendix C for a reconciliation to Operating Expense.

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Appendix C Note: Amounts presented represent the most recent publicly reported figures for the respective years. * Represents operating performance of Global Business Travel as reported in 2010 - 2013 and H1’14. Does not include other Global B usiness Travel - related items in the periods indicated above, including impacts related to a transition services agreement that will phase out over time. **To the extent comparable categories of charges we re recognized in periods other than the periods indicated above, they have not been excluded. 14 GAAP Total Operating Expenses ( OpEx ) $10.7 $12.0 $13.4 $13.0 $12.2 $11.8 $10.2 $10.9 $10.9 Operating Expenses Reclassifications $0.2 $0.3 Visa/MasterCard Settlement Payments $0.9 $0.6 GBT Operating Expenses* ($1.5) ($1.6) ($1.7) ($1.4) ($0.7) Q2’14 GBT Transaction Gain $0.6 Q2’14 GBT Transaction - related Costs ($0.1) AXP Foundation Contribution** ($0.0) Gain on Sale of Costco Portfolio $1.1 Restructuring Charges** ($0.4) ($0.4) ($0.4) Prepaid Business Services Impairment Charge ($0.4) US Loyalty Coalition and US Prepaid Business charges ($0.2) CRA Impairment/Profit Sharing** ($0.1) Adjusted Total OpEx $10.3 $11.3 $11.4 $11.6 $11.6 $11.3 $10.9 $10.6 $10.9 YoY% Inc /(Dec) in GAAP Total OpEx 11% 12% 12% - 3% - 6% - 3% - 13% 7% 0% Total GAAP OpEx Growth Indexed to 2010 ~0% ~12% ~26% ~22% ~14% ~10% ~(4%) ~2% ~2% YoY% Inc /(Dec) in Adjusted Total OpEx 12% 9% 1% 2% 0% (2%) (4%) (3%) 3% Total Adjusted OpEx Growth Indexed to 2010 0% ~9% ~10% ~12% ~12% ~10% ~5% ~3% ~6% 2010 2011 2012 2013 2014 2015 2016 2017 2018 Total Operating Expenses Indexed to 2010 ($ in billions)